Exhibit 99.1

Speed Commerce Announces Plan to Divest Retail Distribution Business

-- Advances Corporate Focus on High-Growth E-Commerce Services --

DALLAS, TX – March 31, 2014 – Speed Commerce, Inc. (NASDAQ: SPDC), a vertically integrated, multi-channel platform of e-commerce services and distribution solutions, today announced that it has commenced the process of divesting its legacy distribution business segment, which is engaged in the retail distribution of computer software and consumer electronics and accessories. This initiative will accelerate the company’s previously stated intent to allocate corporate resources toward its high-growth, higher-margin e-commerce services segment.

In the first nine months of fiscal 2014, net sales in the legacy retail distribution business declined 7% from the same period in 2013, while revenues generated by e-commerce services grew more than 150%.

“This planned divestiture is consistent with our goal of leveraging the company’s competitive advantages and superior customer solutions in the fast-growing e-commerce services sector,” said Richard Willis, president and CEO of Speed Commerce. “It further allows us to substantially improve our margin structure, reduce overhead associated with the retail distribution business and align the entire organization around a common vision and purpose.”

The company intends to use the proceeds from the divestiture to pay down a portion of its line of credit, as well as support the continued growth of its e-commerce business. Speed Commerce expects to close on a potential transaction during the first half of its fiscal year 2015, and is committed to working with new ownership to ensure a smooth transition of the business.

The distribution business segment will be reclassified as discontinued operations in the company’s fiscal fourth quarter 2014 financial results, which will be issued in May.

Craig-Hallum Capital Group LLC has been engaged as investment banking counsel to manage the divestiture and sales process.

About Speed Commerce

Speed Commerce, Inc. (NASDAQ: SPDC) provides a vertically integrated, multi-channel platform of e-commerce services and distribution solutions to retailers and manufacturers. The company uniquely offers the combination of retail distribution programs, web site development and hosting, customer care, e-commerce fulfillment and third party logistics services. For additional information, please visit the company's website at www.speedcommerce.com.

Safe Harbor

The statements in this press release that are not strictly historical are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbors provided therein. The forward-looking statements are subject to risks and uncertainties, and the actual results that the company achieves may differ materially from these forward-looking statements due to such risks and uncertainties, including, but not limited to: the company’s inability to identify a purchaser of the distribution business segment on terms that it believes to be reasonable; the inability of the company or a potential purchaser to complete a transaction to divest the distribution business segment; difficult economic conditions that adversely affect the company’s customers and vendors; the company’s revenues being derived from a small group of customers; pending or prospective litigation may subject the company to significant costs; the seasonal nature of the company’s business; the company’s ability to adapt to the changing demands of its clients, customers or vendors; the potential for the company to incur significant costs and to experience operational and logistical difficulties in connection with its information technology systems and fulfillment infrastructure; the company’s dependence on significant clients and vendors; the company’s ability to meet significant working capital requirements; and the company’s ability to compete effectively in the highly competitive retail distribution and e-commerce services industries. In addition to these, a detailed statement of risks and uncertainties is contained in the company’s reports to the U.S. Securities and Exchange Commission (the “SEC”), including, in particular, the company’s proxy materials, the company’s Form 10-K filings, as well as its other SEC filings and public disclosures.

Investors and shareholders are urged to read this press release carefully. The company can offer no assurances that any projections, assumptions or forecasts made or discussed in this press release will be met, and investors should understand the risks of investing solely due to such projections. The forward-looking statements included in this press release are made only as of the date of this report and the company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

Investors and shareholders may obtain free copies of the public filings through the website maintained by the SEC at www.sec.gov or at one of the SEC’s other public reference rooms in Washington, D.C., New York, New York or Chicago, Illinois. Please contact the SEC at 1-800-SEC-0330 for further information with respect to the SEC’s public reference rooms.

Investor Relations:

Liolios Group, Inc.

Cody Slach

Tel 1-949-574-3860

SPDC@liolios.com

Media Relations:

Perry Street Communications, Inc.

Wendy Tischler, wtischler@perryst.com

Heather Cole, hcole@perryst.com

Tel 1-214-965-9955

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